Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
Telephone: 712.732.4117

DAVID W. LEEDOM APPOINTED CFO FOR META FINANCIAL GROUP, INC.®

Storm Lake, Iowa, January 28, 2008 (Meta Financial Group, Inc. NASDAQ: CASH) J. Tyler Haahr, President and CEO of Meta Financial Group, Inc. (MFG), is pleased to announce the appointment of David W. Leedom, age 53, Chief Financial Officer, Secretary, Treasurer and Senior Vice President for Meta Financial Group and MetaBank.  Mr. Leedom brings over 22 years of experience in the banking and financial services industry to the company. Since October 16, 2007, Mr. Leedom has served as Acting Chief Financial Officer, Secretary, Treasurer and Senior Vice President.  He previously served as a Senior and as an Executive Vice President for Bankfirst prior to joining Meta in January 2007; his experience at Bankfirst includes his position while there as EVP of Accounting and Finance.

This press release and other important information about the Company are available at www.metacash.com.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid debit card division.  MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market.  Sixteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.